Exhibit 10.30

$164,000	June 1, 2009

FEE NOTE

FOR VALUE RECEIVED, GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the “Maker”), hereby promises to pay to CVC California, LLC, a Delaware limited liability company (“CVC”), or registered assigns (collectively with CVC, the “Payee”), the sum of One Hundred Sixty-Four Thousand ($164,000) Dollars (the “Principal”), with interest thereon, on the terms and conditions set forth herein and in the Revolving Credit and Term Loan Agreement dated as of August 31, 2008 by and between CVC and the Maker (as same has been and may hereafter be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”).  Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Payments of principal of, interest on and any other amounts with respect to this Fee Note (this “Note”) are to be made in lawful money of the United States of America.

1.           Payments.

      (a)           Interest. This Note shall bear interest (“Interest”) on Principal amounts outstanding from time to time from the date hereof at the rate of seven (7%) percent per annum; provided, however, that during the continuance of any Event of Default, the Interest rate hereunder shall be increased to twelve (12%) percent per annum.  All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the first day of each calendar month commencing July 1, 2009 and on the maturity hereof.

      (b)           Principal.  The Principal of this Note shall be payable in full on August 31, 2011.

      (c)           Non-Business Day.  If any scheduled payment date as aforesaid is not a business day in the State of California or the State of Florida, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

2.           Prepayment.

      (a)           Optional Prepayment of Principal. The unpaid Principal balance of this Note may, at the Maker’s option, be prepaid in whole or in part, without premium or penalty, at any time or from time to time upon twenty (20) days’ prior written notice to the Payee.

      (b)           Mandatory Prepayment of Principal.  The Principal of this Note may be required to be prepaid in accordance with Section 2.07 of the Loan Agreement.

      (c)           Interest. Each prepayment of Principal shall be accompanied by all accrued Interest on the Principal amount prepaid accrued to the date of prepayment.

      (d)           Application of Payments.  Any and all prepayments hereunder shall be applied first to unpaid accrued Interest on the Principal amount being prepaid, and then to Principal.

3.           Loan Documents.  This Note is issued pursuant to the terms of the Loan Agreement and is secured pursuant to the provisions of certain “Security Documents” referred to in the Loan Agreement.  This Note is entitled to all of the benefits of the Loan Agreement and in said Security Documents, including provisions governing the payment and the acceleration of maturity hereof, which agreements and instruments are hereby incorporated by reference herein and made a part hereof.  The occurrence and continuance of an Event of Default under the Loan Agreement shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or in any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

4.           Communications and Notices.  Except as otherwise specifically provided herein, all communications and notices provided for in this Note shall be sent by reputable overnight courier or facsimile to the Payee at the Payee’s address as provided to the Secretary of the Maker from time to time and, if to the Maker, at 3191 Temple Avenue, Suite 250, Pomona, California 91768, Attention: Timothy J. Koziol, Fax # (909) 444-8356.  Any notice sent by overnight courier shall be deemed given on the third (3rd) Business Day after being deposited with the courier with all charges prepaid or billed to the account of the sender. Any notice sent by facsimile shall be deemed received on the date on which such notice is sent if such notice is sent during normal business hours at the point of receipt (or otherwise on the next succeeding Business Day).  The Maker and the Payee may from time to time change their respective addresses or fax numbers, for purposes of this Section 5, by written notice to the other parties; provided, however, that notice of such change shall be effective only upon receipt.

5.           Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of New York, except to the extent superseded by Federal enactments.

6.           Assignment.  This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Maker may not assign any of its rights or obligations hereunder without the prior written consent of the Payee.

7.           Waiver and Amendment.  No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived.  Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought.  Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, notice of any and all of the foregoing, and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.  The Maker further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

8.           Usury Savings Clause.  All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement or any Loan Document thereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder.  To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  This provision shall control every other provision of all agreements between the Maker and the Payee.

9.           Collection Costs.  In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys’ fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

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IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

/s/ Timothy Koziol
Timothy Koziol Chief Executive Officer

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